UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 6, 2012 (December 23, 2011)

ORBCOMM Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33118	41-2118289
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2115 Linwood Avenue, Suite 100 Fort Lee, New Jersey 07024

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (201) 363-4900

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

This Amendment No. 1 to Current Report on Form 8-K/A (“Amendment”) is being filed to amend Item 9.01 of the Current Report on Form 8-K filed on December 29, 2011 (the “December Form 8-K”) filed by ORBCOMM Inc. (“ORBCOMM”). Reference is made to the Asset Purchase and Sale Agreement dated as of December 23, 2011 (the “Asset Purchase and Sale Agreement”) by and among PAR Technology Corporation, PAR Government Systems Corporation, Par Logistics Management Systems Corporation, ORBCOMM and StarTrak Logistics Management Solutions, LLC (formerly named PLMS Acquisition, LLC) described under Item 1.01 of the December Form 8-K. This Amendment is being provided to file as an exhibit a copy of the Asset Purchase and Sale Agreement. No other modification to the December Form 8-K is being made by this Amendment.

Item 9.01 Financial Statements and Exhibits

99.2*

Asset Purchase and Sale Agreement dated as of December 23, 2011 by and among PAR Technology Corporation, PAR Government Systems Corporation, Par Logistics Management Systems Corporation, ORBCOMM Inc. and StarTrak Logistics Management Solutions, LLC (formerly named PLMS Acquisition, LLC)

*	Portions of this exhibit have been omitted pursuant to a request for confidential treatment. The omitted portions have been separately filed with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORBCOMM Inc.

By	/s/ Christian Le Brun
Name: Christian Le Brun
Title: Executive Vice President, General Counsel and Secretary

Date: March 6, 2012

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

99.2**	Asset Purchase and Sale Agreement dated as of December 23, 2011 by and among PAR Technology Corporation, PAR Government Systems Corporation, Par Logistics Management Systems Corporation, ORBCOMM Inc. and StarTrak Logistics Management Solutions, LLC (formerly named PLMS Acquisition, LLC).

**	Portions of this exhibit have been omitted pursuant to a request for confidential treatment. The omitted portions have been separately filed with the Securities and Exchange Commission.